Exhibit G


       The Southern Company, Alabama Power Company, Georgia Power Company,
                Gulf Power Company and Mississippi Power Company
        Notice of Proposal to Amend Charters and Acquire Preferred Shares
       pursuant to Cash Tender Offer; Order Authorizing Proxy Solicitation

         The Southern Company ("SOUTHERN"), a registered holding company, and certain of its utility subsidiaries, Alabama Power Company, an Alabama corporation ("ALABAMA"), Georgia Power Company, a Georgia corporation ("GEORGIA"), Gulf Power Company, a Maine corporation ("GULF"), and Mississippi Power Company, a Mississippi corporation ("MISSISSIPPI") (ALABAMA, GEORGIA, GULF and MISSISSIPPI sometimes hereinafter collectively, the "Subsidiaries"), have filed an application-declaration under Sections 6(a), 9(a), 10, 12(c), 12(d) and 12(e) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and Rules 43, 44, 51, 54, 62 and 65 thereunder.

         ALABAMA has outstanding 5,608,955 shares of common stock, par value $40 per share (the "ALABAMA Common Stock"), all of which are held by SOUTHERN. ALABAMA's outstanding preferred stock consists of (i) 5,520,000 shares of Class A cumulative preferred stock, stated capital $25 per share (collectively, the "ALABAMA NYSE Preferred Stock"), issued in three series (each, an "ALABAMA NYSE Series"), which are traded on the New York Stock Exchange, (ii) 704,000 shares of cumulative preferred stock, par value $100 per share (collectively, the "ALABAMA $100 Preferred Stock"), issued in six series (each, an "ALABAMA $100 Series"), which are traded over-the-counter, (iii) 200 shares of Class A cumulative preferred stock, stated capital $100,000 per share (collectively, the "ALABAMA 1993 Auction Preferred Stock"), issued in one series (the "1993 Auction Series"), which are traded over-the-counter, and (iv) 500,000 shares of Class A cumulative preferred stock, stated capital $100 (collectively, the "ALABAMA 1988 Auction Preferred Stock" and, together with the ALABAMA NYSE Preferred Stock, ALABAMA $100 Preferred Stock and ALABAMA 1993 Auction Preferred Stock, the "ALABAMA Preferred Stock"), issued in one series (the "1988 Auction Series" and, together with the ALABAMA NYSE Series, ALABAMA $100 Series, 1988 Auction Series and 1993 Auction Series, the "ALABAMA Series"), which are traded over-the-counter. The three series of ALABAMA NYSE Preferred Stock consist of a 6.80% series, of which 1,520,000 shares are outstanding ("6.80% Series"); a 6.40% series, of which 2,000,000 shares are outstanding ("6.40% Series"); and an adjustable rate series, of which 2,000,000 shares are outstanding ("AR Series"). The six series of ALABAMA $100 Preferred Stock consist of a 4.20% series, of which 364,000 shares are outstanding ("4.20% Series"); a 4.52% series, of which 50,000 shares are outstanding ("4.52% Series"); a 4.60% series, of which 100,000 shares are outstanding ("4.60% Series"); a 4.64% series, of which 60,000 shares are outstanding ("4.64% Series"); a 4.72% series, of which 50,000 shares are outstanding ("4.72% Series"); and a 4.92% series, of which 80,000 shares are outstanding ("4.92% Series"). ALABAMA has outstanding no other class of equity securities.

         Paragraph A.2.f.(2) of Article IX of ALABAMA's Charter (the "ALABAMA Charter") currently provides that, so long as any shares of ALABAMA's Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of the outstanding ALABAMA Preferred Stock, ALABAMA shall not issue or assume any securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued by ALABAMA resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the ALABAMA Preferred Stock or of any senior or equally ranking stock) if, immediately after such issue or assumption, the total outstanding principal amount of all securities representing unsecured debt of ALABAMA would exceed 20% of the aggregate of all existing secured debt of ALABAMA and the capital stock, premiums thereon and surplus of ALABAMA as stated on ALABAMA's books (the "ALABAMA Debt Limitation Provision").

         Paragraph A.2.f.(1) of Article IX of the ALABAMA Charter currently provides that, so long as any shares of ALABAMA Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of the outstanding ALABAMA Preferred Stock, ALABAMA shall not dispose of all or substantially all of its property or merge or consolidate, unless such action has been approved by the Securities and Exchange Commission (the "Commission") under the 1935 Act (the "ALABAMA Merger Provision").

         Paragraph A.2.b. (except the first paragraph therein) of Article IX of the ALABAMA Charter currently provides that, so long as any shares of ALABAMA Preferred Stock are outstanding (except as may be approved or permitted by the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding ALABAMA Preferred Stock), ALABAMA's payment of dividends on the ALABAMA Common Stock is limited to 50% of net income available for such stock during a period of 12 months if, calculated on a corporate basis, the ratio of ALABAMA Common Stock equity to total capitalization, including surplus, adjusted to reflect the payment of the proposed dividend, is below 20%, and to 75% of such net income if such ratio is 20% or more but less than 25% (the "ALABAMA Common Stock Dividend Provision").

         The clause after the words "January 31, 1942" in the first paragraph of Paragraph A.2.b. of Article IX of the ALABAMA Charter currently provides that, so long as any shares of ALABAMA Preferred Stock are outstanding, ALABAMA shall not pay dividends on ALABAMA Common Stock (except those paid concurrently with the receipt of a cash capital contribution in like amount) in cases where retained earnings are not at least equal to two times annual dividends on the outstanding ALABAMA Preferred Stock (the "ALABAMA Retained Earnings Dividend Provision" and, together with the ALABAMA Debt Limitation Provision, the ALABAMA Merger Provision and the ALABAMA Common Stock Dividend Provision, the "ALABAMA Restriction Provisions").

         GEORGIA has outstanding 7,761,500 shares of common stock, no par value (the "GEORGIA Common Stock"), all of which are held by SOUTHERN. GEORGIA's outstanding preferred stock consists of (i) 8,156,500 shares of Class A cumulative preferred stock, stated value $25 per share (collectively, the

"GEORGIA NYSE Preferred Stock"), issued in three series (each, a "GEORGIA NYSE Series"), which are traded on the New York Stock Exchange and (ii) 1,177,864 shares of cumulative preferred stock, stated value $100 per share (collectively, the "GEORGIA OTC Preferred Stock" and, together with the GEORGIA NYSE Preferred Stock, the "GEORGIA Preferred Stock"), issued in eleven series (each, a "GEORGIA OTC Series" and, together with the GEORGIA NYSE Series, "GEORGIA Series"), which are traded over-the-counter. The three series of GEORGIA NYSE Preferred Stock consist of a $1.925 series, of which 1,156,500 shares are outstanding ("$1.925 Series"); an adjustable rate (first 1993) series, of which 3,000,000 shares are outstanding ("AR1 1993 Series"); and an adjustable rate (second 1993) series, of which 4,000,000 shares are outstanding ("AR2 1993 Series"). The eleven series of GEORGIA OTC Preferred Stock consist of a $4.60 series, of which 433,774 shares are outstanding ("$4.60 Series"); a $4.60 1962 series, of which 70,000 shares are outstanding ("$4.60 1962 Series"); a $4.60 1963 series, of which 70,000 shares are outstanding ("$4.60 1963 Series"); a $4.60 1964 series, of which 50,000 shares are outstanding ("$4.60 1964 Series"); a $4.72 series, of which 60,000 shares are outstanding ("$4.72 Series"); a $4.92 series, of which 100,000 shares are outstanding ("$4.92 Series"); a $4.96 series, of which 70,000 shares are outstanding ("$4.96 Series"); a $5.00 series, of which 14,090 shares are outstanding ("$5.00 Series"); a $5.64 series, of which 90,000 shares are outstanding ("$5.64 Series"); a $6.48 series, of which 120,000 shares are outstanding ("$6.48 Series"); and a $6.60 series, of which 100,000 shares are outstanding ("$6.60 Series"). GEORGIA has outstanding no other class of equity securities.

         Subparagraph 14.A.3.f.(2) of Paragraph III of GEORGIA's charter, as amended (the "GEORGIA Charter"), currently provides that, so long as any shares of GEORGIA Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of the outstanding GEORGIA Preferred Stock, GEORGIA shall not issue or assume any securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued by GEORGIA resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the GEORGIA Preferred Stock or of any senior or equally ranking stock) if, immediately after such issue or assumption, (a) the total outstanding principal amount of all securities representing unsecured debt of GEORGIA would exceed 20% of the aggregate of all existing secured debt of GEORGIA and the capital stock, premiums thereon and surplus of GEORGIA as stated on GEORGIA's books; or (b) the total outstanding principal amount of all securities representing unsecured debt of GEORGIA of maturities of less than ten years1 would exceed 10% of such aggregate (the "GEORGIA Debt Limitation Provision").

         Subparagraph 14.A.3.f.(1) of Paragraph III of the GEORGIA Charter currently provides that, so long as any shares of GEORGIA Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of the outstanding GEORGIA Preferred Stock, GEORGIA shall not dispose of all or substantially all of its property or merge or consolidate, unless such action has been approved by the Commission under the 1935 Act (the "GEORGIA Merger Provision").

_________________

1 For the purpose of this provision, the payment due upon the maturity of unsecured debt having an original single maturity in excess of ten years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of ten years shall not be regarded as unsecured debt of a maturity less than ten years until such payment shall be required to be made within three years.

         Subparagraph 14.A.3.b. (except the first paragraph therein) of Paragraph III of the GEORGIA Charter currently provides that, so long as any shares of GEORGIA Preferred Stock are outstanding, GEORGIA's payment of dividends on the GEORGIA Common Stock is limited to 50% of net income available for such stock during a period of 12 months if, calculated on a corporate basis, the ratio of GEORGIA Common Stock equity to total capitalization, including surplus, adjusted to reflect the payment of the proposed dividend, is below 20%, and to 75% of such net income if such ratio is 20% or more but less than 25% (the "GEORGIA Common Stock Dividend Provision" and, together with the GEORGIA Debt Limitation Provision and the GEORGIA Merger Provision, the "GEORGIA Restriction Provisions").

         GULF has outstanding 992,717 shares of common stock, no par value (the "GULF Common Stock"), all of which are held by SOUTHERN. GULF's outstanding preferred stock consists of (i) 151,026 shares of preferred stock, par value $100 per share (collectively, the "GULF $100 Preferred Stock"), issued in three series (each, a "GULF $100 Series"), which are traded over-the-counter and (ii) 1,400,000 shares of Class A preferred stock, par value $10 per share, stated capital $25 per share (collectively, the "GULF $10 Preferred Stock" and, together with the GULF $100 Preferred Stock, the "GULF Preferred Stock"), issued in two series (each, a "GULF $10 Series" and, together with the GULF $100 Series, "GULF Series"), which are traded over-the-counter. The three series of GULF $100 Preferred Stock consist of a 4.64% series, of which 51,026 shares are outstanding ("4.64% Series"); a 5.16% series, of which 50,000 shares are outstanding ("5.16% Series"); and a 5.44% series, of which 50,000 shares are outstanding ("5.44% Series"). The two series of GULF $10 Preferred Stock consist of a 6.72% series, of which 800,000 shares are outstanding ("6.72% Series"); and an adjustable rate (1993) series, of which 600,000 shares are outstanding ("AR 1993 Series"). GULF has outstanding no other class of equity securities.

         Paragraph (F)(b) under the "General Provisions" of the "Preferred Stock" section of GULF's Restated Articles of Incorporation, as amended (the "GULF Charter"), currently provides that, so long as any shares of GULF Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of the outstanding GULF Preferred Stock, GULF shall not issue or assume any securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued by GULF resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the GULF Preferred Stock or of any senior or equally ranking stock) if, immediately after such issue or assumption, (a) the total outstanding principal amount of all securities representing unsecured debt of GULF would exceed 20% of the aggregate of all existing secured debt of GULF and the capital stock, premiums thereon and surplus of GULF as stated on GULF's books; or (b) the total outstanding principal amount of all securities representing unsecured debt of GULF of maturities of less than ten years2 would exceed 10% of such aggregate (the "GULF Debt Limitation Provision").

         Paragraph (F)(a) under "General Provisions" of the "Preferred Stock" section of the GULF Charter currently provides that, so long as any shares of GULF Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of the outstanding GULF Preferred Stock, GULF shall not dispose of all or substantially all of its property or merge or consolidate, unless such action has been approved by the Commission under the 1935 Act (the "GULF Merger Provision").

         Paragraph (B) (except the first paragraph therein) under the "General Provisions" of the "Preferred Stock" section of the GULF Charter currently provides that, so long as any shares of GULF Preferred Stock are outstanding, GULF's payment of dividends on the GULF Common Stock are limited to 50% of net income available for such stock during a period of 12 months if, calculated on a corporate basis, the ratio of GULF Common Stock equity to total capitalization, including surplus, adjusted to reflect the payment of the proposed dividend, is below 20%, and to 75% of such net income if such ratio is 20% or more but less than 25% (the "GULF Common Stock Dividend Provision" and, together with the GULF Debt Limitation Provision and the GULF Merger Provision, the "GULF Restriction Provisions").

         MISSISSIPPI has outstanding 1,121,000 shares of common stock, without par value (the "MISSISSIPPI Common Stock"), all of which are held by SOUTHERN. MISSISSIPPI's outstanding preferred stock consists of (i) 936,160 shares of depositary preferred shares, each representing one-fourth a share of preferred stock, par value $100 per share (collectively, the "MISSISSIPPI NYSE Preferred Stock"), issued in two series (each, a "MISSISSIPPI NYSE Series"), which are traded on the New York Stock Exchange, and (ii) 160,099 shares of cumulative preferred stock, par value $100 per share (collectively, the "MISSISSIPPI OTC Preferred Stock" and, together with the MISSISSIPPI NYSE Preferred Stock, the "MISSISSIPPI Preferred Stock"), issued in four series (each, a "MISSISSIPPI OTC Series" and, together with the MISSISSIPPI NYSE Series, the "MISSISSIPPI Series"), which are traded over-the-counter. The two series of MISSISSIPPI NYSE Preferred Stock consist of a 6.32% series, of which 600,000 shares are outstanding ("6.32% Series"); and a 6.65% series, of which 336,160 shares are outstanding ("6.65% Series"). The four series of MISSISSIPPI OTC Preferred Stock consist of a 4.40% series, of which 40,000 shares are outstanding ("4.40% Series"); a 4.60% series, of which 20,099 shares are outstanding ("4.60% Series"); a 4.72% series, of which 50,000 shares are outstanding ("4.72% Series"); and a 7.00% series, of which 50,000 shares are outstanding ("7.00% Series"). MISSISSIPPI has outstanding no other class of equity securities.

         Subparagraph (F)(b) of Paragraph FOURTH under "General Provisions" of the "Preferred Stock" section of MISSISSIPPI's Articles of Incorporation, as


________________

2 For the purpose of this provision, the payment due upon the maturity of unsecured debt having an original single maturity in excess of ten years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of ten years shall not be regarded as unsecured debt of a maturity less than ten years until such payment shall be required to be made within three years.

amended (the "MISSISSIPPI Charter"), currently provides that, so long as any shares of MISSISSIPPI Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the outstanding MISSISSIPPI Preferred Stock, MISSISSIPPI shall not issue or assume any securities representing unsecured debt (other than for the purpose of refunding or renewing outstanding unsecured securities issued by MISSISSIPPI resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the MISSISSIPPI Preferred Stock or of any senior or equally ranking stock) if, immediately after such issue or assumption, (a) the total outstanding principal amount of all securities representing unsecured debt of MISSISSIPPI would exceed 20% of the aggregate of all existing secured debt of MISSISSIPPI and the capital stock, premiums thereon and surplus of MISSISSIPPI as stated on MISSISSIPPI's books; or (b) the total outstanding principal amount of all securities representing unsecured debt of MISSISSIPPI of maturities of less than ten years3 would exceed 10% of such aggregate (the "MISSISSIPPI Debt Limitation Provision").

         Subparagraph (F)(a) of Paragraph FOURTH under the "General Provisions" of the "Preferred Stock" section of the MISSISSIPPI Charter currently provides that, so long as any shares of MISSISSIPPI Preferred Stock are outstanding, without the affirmative vote of the holders of at least a majority of the outstanding MISSISSIPPI Preferred Stock, MISSISSIPPI shall not dispose of all or substantially all of its property or merge or consolidate, unless such action has been approved by the Commission under the 1935 Act (the "MISSISSIPPI Merger Provision").

         Subparagraph (B) (except the first paragraph therein) of Paragraph FOURTH under "General Provisions" of the "Preferred Stock" section of the MISSISSIPPI Charter currently provides that, so long as any shares of MISSISSIPPI Preferred Stock are outstanding, MISSISSIPPI's payment of dividends on the MISSISSIPPI Common Stock are limited to 50% of net income available for such stock during a period of 12 months if, calculated on a corporate basis, the ratio of MISSISSIPPI Common Stock equity to total capitalization, including surplus, adjusted to reflect the payment of the proposed dividend, is below 20%, and to 75% of such net income if such ratio is 20% or more but less than 25% (the "MISSISSIPPI Common Stock Dividend Provision" and, together with the MISSISSIPPI Debt Limitation Provision and the MISSISSIPPI Merger Provision, the "MISSISSIPPI Restriction Provisions").

         Each Subsidiary proposes to solicit proxies (a "Proxy Solicitation") from the holders of its outstanding shares of Preferred Stock of each Series (except in the case of GEORGIA for the $1.925 Series) and Common Stock for use at a special meeting of its stockholders to be held on or about December 10, 1997 ("Special Meeting") to consider a proposed amendment to its Charter that would eliminate the Subsidiary's Restriction Provisions (the "Proposed Amendment"). Adoption of the Proposed Amendment requires the affirmative vote at a Subsidiary's Special Meeting (in person by ballot or by proxy) of the holders of at least (1) two-thirds of the voting power of the outstanding shares of the


_______________

3 For the purpose of this provision, the payment due upon the maturity of unsecured debt having an original single maturity in excess of ten years or the payment due upon the final maturity of any unsecured serial debt which had original maturities in excess of ten years shall not be regarded as unsecured debt of a maturity less than ten years until such payment shall be required to be made within three years.

Preferred Stock of all Series, voting together as one class, and (2) in the case of GEORGIA, two-thirds of the Common Stock, and in the case of ALABAMA, GULF and MISSISSIPPI, a majority of the Common Stock. SOUTHERN will vote its shares of Common Stock in favor of the Proposed Amendment. The Subsidiaries have engaged Corporate Investor Communications, Inc. to act as information agent in connection with the Proxy Solicitations for a fee plus reimbursement of reasonable out-of-pocket expenses.

         If a Proposed Amendment is adopted, ALABAMA, GEORGIA, GULF and MISSISSIPPI, as the case may be, propose to make a special cash payment equal to 1.00% of the par value, stated value or stated capital, as applicable, per share of the Preferred Stock (except that the special cash payment shall equal 0.25% of the stated capital per share for shares of the 1988 Auction Series and the 1993 Auction Series) (each, a "Special Cash Payment") for each share of Preferred Stock (each, a "Share") properly voted at the Special Meeting (in person by ballot or by proxy) (except for Shares of GEORGIA's $1.925 Series) in favor of the Proposed Amendment, provided that such Shares are not tendered pursuant to the concurrent cash tender offer described below. ALABAMA, GEORGIA, GULF and MISSISSIPPI will disburse Special Cash Payments out of their general funds, promptly after adoption of a Proposed Amendment.

         Concurrently with the commencement of the Proxy Solicitations, subject to the terms and conditions stated in the relevant offering documents,4 SOUTHERN proposes to make offers (each an "Offer") to the holders of ALABAMA's Preferred Stock of the 4.20% Series (the "ALABAMA Tendered Series"), GEORGIA's Preferred Stock of the $4.60 Series, the $4.60 1962 Series, the $4.60 1963 Series, the $4.60 1964 Series, the $4.72 Series, the $4.92 Series, the $4.96 Series, the $5.00 Series and the $5.64 Series (collectively, the "GEORGIA Tendered Series"), GULF's Preferred Stock of each Series (collectively, the "GULF Tendered Series") and MISSISSIPPI's Preferred Stock of the 4.40% Series, the 4.60% Series and the 4.72% Series (collectively, the "MISSISSIPPI Tendered Series"), pursuant to which SOUTHERN will offer to acquire from the holders of the ALABAMA, GEORGIA, GULF and MISSISSIPPI Preferred Stock of each such Tendered Series any and all Shares of that Series at the cash purchase prices to be specified in the Offer (subject to potential increase or decrease pursuant to the terms of the Offer) (each such purchase price, collectively, a "Purchase Price"). SOUTHERN anticipates that the Offer for each Tendered Series of Preferred Stock will be scheduled to expire at 5:00 P.M. (New York City time) on the date of the Special Meeting, i.e., on or about December 10, 1997 (the "Expiration Date").

         In addition, GEORGIA has entered into an agreement to purchase approximately 1,365,000 shares of its AR1 1993 Series from the holder of such shares at purchase prices of up to $25.6875 per share plus the net carrying cost of such holder and approximately 1,430,000 shares of its AR2 1993 Series (as herein defined) from the holder of such shares at purchase prices of up to


________________

4 With respect to Shares subject to both the Proxy Solicitation and the Offer, such transactions will be effected by means of the same core document - a combined proxy statement and issuer tender offer statement under the Securities Exchange Act of 1934 ("Exchange Act") and applicable rules and regulations thereunder.

$25.0025 per share plus the net carrying cost of such holder. It is proposed that, subject to Commission authorization herein (which authorization is hereby sought), GEORGIA may assign its rights under such contract to SOUTHERN, which it is expected would then purchase such shares not later than the time at which SOUTHERN purchases shares pursuant to the GEORGIA Offer, and GEORGIA would purchase such shares from SOUTHERN (at the price paid therefor by SOUTHERN) not later than the time at which GEORGIA purchases shares sold to SOUTHERN pursuant to the GEORGIA Offer as described herein.

         The Offer consists of separate offers for each of the one ALABAMA Tendered Series, the nine GEORGIA Tendered Series, the five GULF Tendered Series and the three MISSISSIPPI Tendered Series (collectively, the "Tendered Series"), with the offer for any one Tendered Series being independent of the offer for any other Tendered Series. The applicable Purchase Price and the other terms and conditions of the Offers apply equally to all Preferred Stockholders of the respective Tendered Series. The Offers are not conditioned upon any minimum number of Shares of the applicable Tendered Series being tendered, but are conditioned, among other things, on the Proposed Amendments being adopted at the respective Special Meetings. Subject to the terms of the offering documents, SOUTHERN will purchase at the applicable Purchase Price any and all Shares of any Tendered Series that are validly tendered and not withdrawn prior to the Expiration Date. In addition, with respect to Shares validly tendered and accepted for payment by Southern, each tendering Preferred Shareholder will receive from the applicable Subsidiary a dividend attributable to the period ending on the date the shares are purchased by SOUTHERN.

         To tender Shares in accordance with the terms of the offering documents, the tendering Preferred Stockholder must either (1) send to The Bank of New York, in its capacity as depositary for the Offer ("Depositary"), a properly completed and duly executed Letter of Transmittal and Proxy for that Series (if not voting at the Special Meeting in person by ballot), together with any required signature guarantees and any other documents required by the Letter of Transmittal and Proxy, and either (a) certificates for the Shares to be tendered must be received by the Depositary at one of its addresses specified in the offering documents, or (b) such Shares must be delivered pursuant to the procedures for book-entry transfer described in the offering documents (and a confirmation of such delivery must be received by the Depositary), in each case by the Expiration Date; or (2) comply with a guaranteed delivery procedure specified in the offering documents. Tenders of Shares made pursuant to an Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, subject to certain exceptions identified in the offering documents.

         SOUTHERN's obligation to proceed with the Offers and to accept for payment and to pay for any Shares tendered is subject to various conditions enumerated in the offering documents, including, among other conditions, that the Proposed Amendments be adopted at the Special Meetings and that the Commission issue an order under the 1935 Act authorizing the proposed transactions.

         At any time or from time to time, SOUTHERN may extend the Expiration Date applicable to any Series by giving notice of such extension to the Depositary, without extending the Expiration Date for any other Series. During any such extension, all Shares of the applicable Series previously tendered will remain subject to the Offer, and may be withdrawn at any time prior to the Expiration Date as extended.

         Conversely, SOUTHERN may elect in its sole discretion to terminate the Offer prior to the scheduled Expiration Date and not accept for payment and pay for any Shares tendered, subject to applicable provisions of Rule 13e-4 under the Exchange Act requiring SOUTHERN either to pay the consideration offered or to return the Shares tendered promptly after the termination or withdrawal of the Offer, upon the occurrence of any of the conditions to closing enumerated in the offering documents, by giving notice of such termination to the Depositary and making a public announcement thereof.

         Subject to compliance with applicable law, SOUTHERN further reserves the right in the offering documents, in its sole discretion, to amend one or more Offers in any respect by making a public announcement thereof. If SOUTHERN materially changes the terms of an Offer or the information concerning an Offer, or if it waives a material condition of an Offer, SOUTHERN will extend the Expiration Date to the extent required by the applicable provisions of Rule 13e-4 under the Exchange Act. Those provisions require that the minimum period during which an issuer tender offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If an Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that SOUTHERN notifies Preferred Stockholders that it will (a) increase or decrease the price it will pay for Shares, (b) decrease the percentage of Shares it seeks or (c) increase or decrease soliciting dealer's fees, the Expiration Date will be extended until the expiration of such period of ten business days.

         Shares validly tendered to the Depositary pursuant to an Offer and not withdrawn in accordance with the procedures set forth in the offering documents will be held by SOUTHERN until the Expiration Date (or returned in the event the Offer is terminated). Subject to the terms and conditions of the Offer, as promptly as practicable after the Expiration Date, SOUTHERN will accept for payment (and thereby purchase) and pay for Shares validly tendered and not withdrawn. SOUTHERN will pay for Shares that it has purchased pursuant to the Offer by depositing the applicable Purchase Price with the Depositary, which will act as agent for the tendering Preferred Stockholders for the purpose of receiving payment from SOUTHERN and transmitting payment to tendering Preferred Stockholders. SOUTHERN will pay all stock transfer taxes, if any, payable on account of its acquisition of Shares pursuant to the Offer, except in certain circumstances where special payment or delivery procedures are utilized in conformance with the applicable Letters of Transmittal and Proxy.

         With respect to Shares validly tendered and accepted for payment by SOUTHERN, each tendering Preferred Stockholder will be entitled to receive as consideration from SOUTHERN only the applicable Purchase Price (which SOUTHERN anticipates will reflect a premium over the current market price at the commencement of the Offers). In addition, each such tendering Preferred Shareholder will receive from the applicable Subsidiary a dividend attributable to the period ending on the date the shares are purchased by SOUTHERN. Any such holder will not be entitled to receive with respect to such tendered Shares additional consideration in the form of a Special Cash Payment.

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

         As noted above, subject to the terms and conditions of the Offer, Shares validly tendered and not withdrawn will be accepted for payment and paid for by SOUTHERN as promptly as practicable after the Expiration Date. If a Proposed Amendment is adopted at a Subsidiary's Special Meeting, promptly after consummation of the Offer the Subsidiary will purchase the Shares sold to SOUTHERN pursuant to the Offer at the relevant Purchase Price plus expenses incurred in the Offer, and the Subsidiary will thereupon retire and cancel such Shares.

         If a Proposed Amendment is not adopted at the Special Meeting, SOUTHERN may elect, but is not obligated, to waive such condition, subject to applicable law. In that case, as promptly as practicable after SOUTHERN's waiver thereof and purchase of any Shares validly tendered pursuant to the Offers, the affected Subsidiary anticipates that it may either adjourn the Special Meeting or call another special meeting of its common and preferred stockholders and solicit proxies therefrom for the same purpose as in the instant proceeding, i.e., to secure the requisite two-thirds affirmative vote of preferred stockholders to amend the Charter to eliminate the Restriction Provisions. At that meeting, SOUTHERN would vote any Shares acquired by it pursuant to the Offer or otherwise5 (as well as all of its shares of Common Stock) in favor of the proposed Charter amendment to eliminate the Restriction Provisions.6 If the proposed amendment is adopted at that meeting, and in any event within one year from the Expiration Date (including any potential extension thereof pursuant to the Offer), SOUTHERN will promptly after such meeting or at the expiration of such one-year period, as applicable, sell the Shares to the Subsidiary at the Purchase Price plus expenses paid therefor pursuant to the Offer, and the Subsidiary will thereupon retire and cancel such Shares.

         To finance its purchase of any Shares tendered, accepted for payment and paid for pursuant to the Offer, SOUTHERN intends to use its general funds and/or incur short-term indebtedness in an amount sufficient to pay the Purchase Price for all tendered Shares.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as dealer manager for SOUTHERN in connection with the Offers. SOUTHERN proposes to agree to pay the dealer manager a fee for Shares tendered, accepted for payment and paid for pursuant to the Offer and a fee for any Shares that are not tendered


__________________

5 Following the Expiration Date and the consummation of the purchase of Shares pursuant to the Offer, SOUTHERN or one or more Subsidiaries may determine to purchase additional Shares on the open market, in privately negotiated transactions, through one or more tender offers or otherwise. SOUTHERN will not undertake any such transactions without receipt of any required Commission authorizations under the 1935 Act in one or more separate proceedings. Likewise, in the event such a further special meeting is necessary, the Subsidiaries would not undertake any associated proxy solicitation and proposed Charter amendment prior to receipt of any required Commission authorizations under the 1935 Act in a separate proceeding.

6 By contrast, if a Subsidiary, rather than SOUTHERN, had acquired Shares pursuant to the Offer, upon acquisition thereof by such Subsidiary any such Shares would be deemed treasury shares under Alabama, Georgia, Maine and Mississippi law, as the case may be, and, as such, the Subsidiary would be precluded from voting those Shares under any circumstances.

pursuant to the Offers but which are voted in favor of the Proposed Amendment, and to reimburse the dealer manager for certain of its reasonable out-of-pocket expenses. In addition, SOUTHERN proposes to pay a solicitation fee for any Shares tendered, accepted for payment and paid for pursuant to the Offer and SOUTHERN and/or each Subsidiary proposes to pay a separate fee for any of their respective Shares that are not tendered pursuant to the Offer but which vote in favor of the Proposed Amendment.

         The Subsidiaries state that they consider the Restriction Provisions a significant impediment to their ability to maintain financial flexibility and minimize their financing costs, to the detriment of their utility customers and, indirectly, SOUTHERN's shareholders. SOUTHERN and the Subsidiaries assert that the ongoing financing flexibility and cost benefits to be gained by the Subsidiaries as a result of elimination of the Restriction Provisions outweigh the one-time cost of the Special Cash Payments and the other costs of the Proxy Solicitation. SOUTHERN and the Subsidiaries further represent that the terms of purchase of Shares pursuant to the Offers will benefit not only tendering Preferred Stockholders (by affording certain Preferred Stockholders who may not favor the elimination of the Restriction Provisions an option to exit the Preferred Stock at a premium to the market price and without the usual transaction costs associated with a sale) but also, taking into account all related transaction costs, SOUTHERN's shareholders and SOUTHERN System utility customers by (1) contributing to the elimination of the Restriction Provisions and (2) resulting in the acquisition and retirement of outstanding Shares and their potential replacement with comparatively less expensive financing alternatives, such as short-term debt.

         As noted, the Subsidiaries propose to submit the Proposed Amendment for consideration and action at special meetings of stockholders scheduled to take place on or about December 10, 1997 and, in connection therewith, to solicit proxies from the holders of their capital stock. The Subsidiaries request that the effectiveness of the application-declaration with respect to the solicitation of proxies for voting by their stockholders on the Proposed Amendments be permitted to become effective forthwith, pursuant to Rule 62(d).

         It appearing to the Commission that the application-declaration regarding the proposed solicitation of proxies should be permitted to become effective forthwith, pursuant to Rule 62(d):

         IT IS ORDERED, that the application-declaration regarding the proposed solicitation of proxies be, and it hereby is, permitted to become effective forthwith pursuant to Rule 62 and subject to the terms and conditions prescribed in Rule 24 under the 1935 Act.

         For the Commission, by the Division of Investment Management, pursuant to delegated authority.


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